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[PRICEWATERHOUSECOOPERS LOGO]

PricewaterhouseCoopers LLP
Barnett Center
50 North Laura Street
Suite 3000
Jacksonville FL 32202
Telephone (904) 354-0671
Facsimile (904) 366-3678
Direct phone (904) 366-3604
Direct fax (904)366-3678


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Prospectus constituting part of this registration statement on Form S-3 of our report dated March 5, 1999 on our audit of the consolidated financial statements of Armor Holdings, Inc. We also consent to the incorporation by reference in the Prospectus constituting part of the registration statement on Form S-3 (No. ___________), the registration statement (No. 333-38765) on Form S-3, the registration statement (No. 333-38759) on Form S-4 and the registration statement (No. 333-71063) on Form S-8 of our report dated March 5, 1999, on our audit of the consolidated financial statements of Armor Holdings, Inc. as of December 31, 1998 and for the year then ended, which appears on page F-2 of the Company's annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


                                         /s/ PricewaterhouseCoopers LLP
                                             PricewaterhouseCoopers LLP



Jacksonville, Florida
March 25, 1999